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                                                                      Exhibit 23

     [LETTERHEAD OF ROTHGERBER, APPEL, POWERS & JOHNSON LLP APPEARS HERE]



Mail-Well, Inc.
23 Inverness Way, Suite 160
Englewood, Colorado 80112

Ladies and Gentlemen:

      We hereby consent to the filing with the Securities and Exchange Commission (the "Commission") of our opinion dated February 17, 1998 related to the issuance of 2,432,300 shares of common stock, $0.01 par value, issued by Mail-Well, Inc. (the "Company"), and the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement dated February 11, 1998. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission.

                        Sincerely yours,

                        ROTHGERBER, APPEL, POWERS & JOHNSON LLP

                        /s/ ROTHGERBER, APPEL, POWERS & JOHNSON LLP